Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	January 25, 2021

Exhibit 99.3 - Joint Filers’ Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Enhanced Long Short Fund, LP
By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member

Basswood Enhanced Long Short GP, LLC
By: Basswood Capital Management, L.L.C.

By:	/s/ Matthew Lindenbaum
Name: Matthew Lindenbaum
Title: Managing Member